Exhibit 99.1

Montpelier Group Names Christopher T. Schaper

President of Montpelier Reinsurance Ltd.

HAMILTON, Bermuda, September 7, 2011, Montpelier Re Holdings Ltd. (NYSE: MRH), (“Montpelier” or the “Company”), a leading provider of short-tail reinsurance and other specialty lines, announced today that Christopher T. Schaper has been appointed President of Montpelier Reinsurance Ltd. His appointment will be effective November 25, 2011 subject to approval from the Bermuda Department of Immigration.

Mr. Schaper will be responsible for the underwriting strategy, profitability and growth of the Bermuda based businesses, including reinsurance and insurance accountability.  He will report to Montpelier’s President and Chief Executive Officer, Christopher L. Harris.

Mr. Schaper has 25 years of experience within the insurance and reinsurance industry, most recently with Endurance Specialty Holdings Ltd., where he was Head of Reinsurance and Chief Underwriting Officer for Endurance Bermuda. Mr. Schaper holds a MS degree in International Business and a MBA from Johns Hopkins University, a Bachelor’s Degree in Accounting and is a Chartered Property Casualty Underwriter (CPCU).

“We are delighted to welcome Chris as a key member of our management team, and I look forward to drawing on his experience as we work to grow our Bermuda operations,” said Mr. Harris.

The Company, through its operating subsidiaries, is a premier provider of global property and casualty reinsurance and insurance products. Additional information can be found in the Company’s public filings with the Securities and Exchange Commission.

This press release may contain “forward-looking” statements within the meaning of the United States federal securities laws, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not historical facts, including statements about our beliefs and expectations. All forward-looking statements are based upon current plans, estimates and projections. Actual results could differ materially from those projected in any forward-looking statements, as a result of certain risk factors disclosed previously, and from time to time, in the Company’s filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Montpelier Re Holdings Ltd.

Contact:

Montpelier Re Holdings Ltd.

Investors:

William Pollett, 441-299-7576

Chief Corporate Development and Strategy Officer, Treasurer & SVP

or

Media:

Jeannine Menzies, 441-299-7570

Corporate Affairs Manager